         As filed with the Securities and Exchange Commission on May 2, 1995

                                            Registration No. 33-



                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D. C. 20549

                                      FORM S-8

                            REGISTRATION STATEMENT UNDER
                             THE SECURITIES ACT OF 1933

                                 IOMEGA CORPORATION
                 (Exact name of issuer as specified in its charter)

                   Delaware                           86-0385884
         (State or other jurisdiction of         (I.R.S. Employer
          incorporation or organization)         Identification Number)

                       1821 West Iomega Way, Roy, Utah        84067
                 (Address of Principal Executive Offices)   (Zip Code)

                           1995 DIRECTOR STOCK OPTION PLAN
                              (Full title of the Plan)

                              Patrick J. Rondeau, Esq.
                                    Hale and Dorr
                                   60 State Street
                             Boston, Massachusetts 02109
                       (Name and address of agent for service)

                                   (617) 526-6000
            (Telephone number, including area code, of agent for service)



                           CALCULATION OF REGISTRATION FEE

                                    Proposed      Proposed
         Title of                   maximum       maximum
         securities     Amount      offering      aggregate    Amount of
         to be          to be       price         offering     registration
         registered     registered  per share     price        fee

         Common Stock,  200,000     $10.00 (1)    $2,000,000(1) $689.66
         $.03 1/3 par   shares
         value


         (1) Estimated solely for the purpose of calculating the registration fee, and based upon the average of the high and low prices of the Common Stock on the Nasdaq National Market on April 26, 1995 in accordance with Rules 457(c) and 457(h) of the Securities Act of 1933.

         PART I. INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                   The information required by Part I is included in documents sent or given to participants in the Registrant's 1995 Director Stock Option Plan (the "Plan") pursuant to Rule 428(b)(l) of the Securities Act of 1933, as amended (the "Securities Act").

         PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

              Item 3.  Incorporation of Certain Documents by Reference

                   The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The following documents, which are on file with the Commission, are incorporated in this Registration Statement by reference:

                   (l) The Registrant's latest annual report filed pursuant to Sections l3(a) or 15(d) of the Exchange Act, or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

                   (2) All other reports filed pursuant to Sections l3(a) or l5(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (1) above.

                   (3) The description of the common stock of the Registrant, $.03 1/3 par value per share, contained in a Registration Statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

                   All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all shares of common stock offered hereby have been sold or which deregisters all shares of common stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be





         incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

              Item 4.  Description of Securities

                   Not applicable.

              Item 5.  Interests of Named Experts and Counsel

                   The legality of the Common Stock being offered hereby will be passed upon for the Company by Hale and Dorr, Boston, Massachusetts. As of the date hereof, partners of Hale and Dorr may be deemed to beneficially own approximately 41,250 shares of Common Stock of the Company.

              Item 6.  Indemnification

                   Under Article Sixth of the Registrant's Restated Certificate of Incorporation and Article Fifth of the Registrant's By-Laws, each person who is a director or officer of the Registrant shall be indemnified by the Registrant to the full extent permitted by Section 145 of the General Corporation Law of Delaware ("Section 145").

                   Section l45 provides a detailed statutory framework covering indemnification of directors and officers of liabilities and expenses arising out of legal proceedings brought against them by reason of their status or service as directors or officers. This section provides that a director or officer of a corporation
         (i) shall be indemnified by the corporation for all expenses of such legal proceedings when he is successful on the merits, (ii) may be indemnified by the corporation for the expenses, judgments, fines and amounts paid in settlement of such proceedings (other than a derivative suit), even if he is not successful on the merits, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation (and, in the case of a criminal proceeding, had no reasonable cause to believe his conduct was unlawful), and (iii) may be indemnified by the corporation for expenses of a derivative suit (a suit by a shareholder alleging a breach by a director or officer of a duty owed to the corporation), even if he is not successful on the merits, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. No indemnification may be made under clause (iii) above, however, if the director or officer is adjudged liable for negligence or misconduct in the performance of his duties to the corporation, unless a court determines that, despite such adjudication and in view of all of the circumstances,







         he is entitled to indemnification. The indemnification described in clauses (ii) and (iii) above may be made only upon a determination that indemnification is proper because the applicable standard of conduct has been met. Such a determination may be made by a majority of a quorum of disinterested directors, independent legal counsel or the stockholders. The board of directors may authorize advancing litigation expenses to a director or officer upon receipt of an undertaking by such director or officer to repay such expenses if it is ultimately determined that he is not entitled to be indemnified for them.

                   The Registrant has entered into indemnification agreements with each of its directors which supplement or clarify the statutory indemnity provisions of Section l45 in the following respects: (i) the presumption that the director or officer met the applicable standard of conduct is established, (ii) the advancement of litigation expenses is provided upon request if the director or officer agrees to repay them if it is ultimately determined that he is not entitled to indemnification for them,
         (iii) indemnity is explicitly provided for settlements of derivative actions, (iv) the director or officer is permitted to petition a court to determine whether his actions met the standard required, and (v) partial indemnification is permitted in the event that the director or officer is not entitled to full indemnification.

                   As permitted by Section l45, the Registrant has purchased a general liability insurance policy which covers certain liabilities of directors and officers of the Registrant arising out of claims based on acts or omissions in their capacity as directors or officers and for which they are not indemnified by the Registrant.

              Item 7.  Exemption from Registration Claimed

                   Not applicable.

              Item 8.  Exhibits

                   The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

              Item 9.  Undertakings

                   1.   The undersigned Registrant hereby undertakes:

                   (1) file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
         Statement:








                   (i) include any prospectus required by section 10(a)(3) of the Securities Act;

                   (ii) reflect in the prospectus any facts or events arising after the effective date of the Registration
         Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                   (iii) include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                   provided, however that paragraphs (i) and (ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                   (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

              2. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
         Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
         Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such







         indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.













































                                     SIGNATURES

              Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Roy, Utah, on the 24th day of April, 1995.


                                       IOMEGA CORPORATION



                                       By:/s/ Kim B. Edwards
                                          Kim B. Edwards
                                          President and
                                          Chief Executive
                                          Officer



                                  POWER OF ATTORNEY

              We, the undersigned officers and directors of Iomega Corporation, hereby severally constitute Kim B. Edwards, Donald
         R. Sterling and Patrick J. Rondeau, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Iomega Corporation to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.
















         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

              Signature               Title

     /s/ David J. Dunn            Chairman of the Board    April 24, 1995
     David J. Dunn                of Directors


     /s/ Kim B. Edwards           Director, President and  April 24, 1995
     Kim B. Edwards               Chief Executive Officer
                                  (Principal Executive
                                  Officer)

     /s/ Leonard C. Purkis        Senior Vice President,   April 24, 1995
     Leonard C. Purkis            Chief Financial Officer
                                  and Treasurer (Principal
                                  Financial and Accounting
                                  Officer)

     /s/ Willem H.J. Andersen     Director                 April 24, 1995
     Willem H.J. Andersen


     /s/ Robert P. Berkowitz      Director                 April 24, 1995
     Robert P. Berkowitz


                                  Director
     Anthony L. Craig


     /s/ Michael J. Kucha         Director                 April 24, 1995
     Michael J. Kucha


     /s/ John R. Myers            Director                 April 24, 1995
     John R. Myers


     /s/ John E. Nolan, Jr.       Director                 April 24, 1995
     John E. Nolan, Jr.


     /s/ John E. Sheehan          Director                 April 24, 1995
     The Honorable
     John E. Sheehan













                                   Exhibit Index

     Exhibit
     Number           Description





     4.1 (1)          Restated Certificate of
                      Incorporation of the Company

     4.2 (1)          Amended and Restated By-Laws
                      of the Registrant

     4.3 (1)          Certificate of Designation of
                      Series A and Series B
                      Convertible Preferred Stock
                      of the Company

     4.4 (1)          Certificate of Designation of
                      Series C Junior Participating
                      Preferred Stock of the
                      Registrant

     4.5 (2)          Rights Agreement, dated as of
                      October 19, 1988, between the
                      Registrant and The First
                      National Bank of Boston, as
                      Rights Agent

     4.6 (3)          Amendment No. 1 dated
                      September 24, 1990 to Rights
                      Agreement dated as of
                      July 28, 1989 between the
                      Company and The First
                      National Bank of Boston, as
                      Rights Agent.

     5.1              Opinion of Hale and Dorr

     23.1             Consent of Hale and Dorr
                      (included in Exhibit 5.1)

     23.2             Consent of Arthur
                      Andersen LLP

     24.1             Power of Attorney (included
                      on the signature page of this
                      Registration Statement)









         __________________

         (1) Incorporated herein by reference from the Exhibits to the Company's Annual Report on Form 10-Q for the fiscal year ended July 4, 1993.

         (2) Incorporated herein by reference from the Exhibits to the Company's Current Report on Form 8-K filed on August 12, 1989.

         (3) Incorporated herein by reference to the Exhibits to the Registrant's Amendment No. l to Current Report on Form 8-K, filed on September 25, 1990.








































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